Exhibit 10.1

Execution Version

Second Amendment

To Multicurrency Note Purchase and Private Shelf Agreement

This Second Amendment to Multicurrency Note Purchase and Private Shelf Agreement, dated as of March 23, 2020 (this “Second Amendment”), is made by and among IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors set forth on the signature pages to this Second Amendment (together with the Company, collectively, the “Credit Parties”), MetLife Investment Management, LLC (formerly known as MetLife Investment Advisors, LLC) (“MetLife”), and each of the holders of the Notes (as defined below) set forth on the signature pages to this Second Amendment (collectively, the “Noteholders”).

RECITALS:

A.

The Company, MetLife and the Noteholders previously entered into that certain Multicurrency Note Purchase and Private Shelf Agreement, dated December 19, 2014 (as amended by that certain First Amendment to Multicurrency Note Purchase and Private Shelf Agreement dated as of March 14, 2019 and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Note Purchase Agreement”), pursuant to which the Company (1) issued and sold to certain of the Noteholders (a) $75,000,000 aggregate principal amount of its 3.25% Series A Senior Notes due February 12, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time and including any notes issued in substitution therefor or in replacement thereof, the “Series A Notes”), and (b) $75,000,000 aggregate principal amount of its 3.72% Series B Senior Notes due February 12, 2027 (as amended, restated, supplemented or otherwise modified and in effect from time to time and including any notes issued in substitution therefor or in replacement thereof, the “Series B Notes”), and (2) authorized the issuance and sale of up to $150,000,000 (or the foreign currency equivalent thereof) of additional senior notes (less the principal amount of the Series C Notes referred to below) (the “Shelf Notes”) from time to time upon the terms, and subject to the conditions, set forth in the Note Purchase Agreement.  On March 14, 2019, the Company issued and sold to certain of the Noteholders a Series of Shelf Notes designated as its 4.19% Series C Senior Notes due March 14, 2029 in the aggregate principal amount of $100,000,000 (as amended, restated, supplemented or otherwise modified and in effect from time to time and including any notes issued in substitution therefor or in replacement thereof, the “Series C Notes”).

B.

The Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement (the “Amendments”) to, inter alia, extend the Issuance Period and increase the amount of the Facility from $150,000,000 to $300,000,000, and the Noteholders are willing to amend the Note Purchase Agreement in the respects, and subject to the terms and conditions, set forth herein.

C.

On or about April 2, 2020, the Company intends to issue and sell to certain MetLife Affiliates identified in the Confirmation of Acceptance (as defined below) (the “Series D Purchasers”) $125,000,000 aggregate principal amount of its 2.50% Series D Senior Notes due April 2, 2030 (as amended, restated, supplemented or otherwise modified and in effect from time to time and including any notes issued in substitution therefor or in replacement thereof, the

“Series D Notes”, and together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the “Notes”).  The Series D Notes shall constitute a new Series of Shelf Notes issued and sold under the Facility.  After giving effect to the increase in the Facility contemplated by this Second Amendment, the prior issuance and sale of the Series C Notes and the issuance and sale of the Series D Notes on April 2, 2020 as contemplated hereby, the Available Facility Amount will be $75,000,000 as of  the Second Amendment Effective Date (as defined below).

D.	MetLife Investment Advisors, LLC has changed its name to MetLife Investment Management, LLC.
E.	Capitalized terms that are used but not defined in this Second Amendment shall have the meanings ascribed to them in the Note Purchase Agreement.

NOW, THEREFORE, the Company, MetLife and the Noteholders, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1.Amendments to Note Purchase Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Note Purchase Agreement is hereby amended as follows:

(a)Section 1.2 of the Note Purchase Agreement is hereby amended by replacing “$150,000,000” with “$300,000,000”.

(b)Section 2.2(a) of the Note Purchase Agreement is hereby amended by (i) amending and restating the third sentence thereof in its entirety and (ii) inserting a new sentence immediately thereafter, to read, collectively, as follows:

“At any time, the aggregate principal amount of Shelf Notes available to be issued shall equal $300,000,000, minus the aggregate principal amount of all Shelf Notes purchased and sold pursuant to this Agreement prior to such time and outstanding at such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. The Available Facility Amount shall be increased by the principal amount of any outstanding Shelf Notes which are repaid or prepaid prior to the expiration of the Issuance Period.”

(c)Section 2.2(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)

Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement from the Second Amendment Effective Date until the earlier of (i) December 20, 2022, (ii) the thirtieth day after MetLife shall have given to the Company, or the Company shall have given to MetLife, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day), (iii) the termination of the Facility under Section 12 of this Agreement and (iv) the acceleration of any Note under Section 12 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.”

(d)Section 2.2(c) of the Note Purchase Agreement is hereby amended by inserting the clause “(or such shorter period as may be agreed by MetLife)” immediately after the words “10 days” in clause (iv) thereof.

(e)Section 3.2 of the Note Purchase Agreement is hereby amended by deleting the words “at the offices of Metropolitan Life Insurance Company, 10 Park Avenue, Morristown, New Jersey 07962-1902, Attention: Law Department” and inserting the following in lieu thereof:

“at the offices of MetLife Investment Management, LLC, One MetLife Way, Whippany, New Jersey 07981, Attention: Law Department”

(f)Section 9.1(c) of the Shelf Agreement is hereby amended by (a) deleting the word “and” at the end of clause (ii) thereof and inserting a comma in lieu thereof, and (b) inserting the following at the end of Section 9.1(c):

“, and (iv) at any time after the Relevant Amendment Effective Date, attaching an updated schedule of all Indebtedness of all Foreign Subsidiaries of the Company (including  a description of the obligors, principal amount outstanding, collateral therefor, if any, and any Guarantees in respect thereof) as of the last day of the fiscal quarter then most recently ended.”

(g)Section 13.2 of the Shelf Agreement is hereby amended by inserting the following new sentence at the end thereof:

“The Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.”

(h)The definition of “NYL Agreement” set forth on Schedule B to the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“NYL Agreement” means, collectively, (a) that certain Note Purchase Agreement dated as of December 11, 2013, by and among the Company, New York Life Insurance Company, and the other purchasers party thereto from time to time, and (b) that certain Note Purchase Agreement dated as of July 22, 2014, by and among the Company, New York Life Insurance Company, and the other purchasers party thereto from time to time, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(i)Schedule B to the Note Purchase Agreement is hereby amended by adding the following new defined terms thereto in their appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to Multicurrency Note Purchase and Private Shelf Agreement, dated as of March 23, 2020, by and among the Company, the Subsidiary Guarantors, MetLife and the holders of Notes party thereto.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” as defined in the Second Amendment (which date is March 23, 2020).

(j)Schedule 10.1 (Existing Indebtedness) to the Note Purchase Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit A.

(k)The Note Purchase Agreement is hereby amended to delete all references to “MetLife Investment Advisors, LLC” therefrom, and to insert “MetLife Investment Management, LLC” in lieu thereof.

2.Conditions to Effectiveness.  This Second Amendment shall become effective and binding upon the Credit Parties, MetLife and the Noteholders on the date of this Second Amendment (the “Second Amendment Effective Date”) upon the satisfaction of each of the following conditions:

(a)MetLife and the Noteholders shall have received counterparts of this Second Amendment, duly executed and delivered by the Company, MetLife and the Noteholders and agreed to and acknowledged by the Subsidiary Guarantors;

(b)the representations and warranties of the Credit Parties set forth herein shall be true and correct on and as of the date hereof;

(c)substantially concurrently herewith, MetLife and the Noteholders shall have received a Request for Purchase in respect of the Series D Notes (the “Request for Purchase”), duly executed and delivered by the Company, dated the date hereof and substantially in the form of Exhibit 2(c) to the Note Purchase Agreement;

(d)substantially concurrently herewith, MetLife and the Noteholders shall have received a Confirmation of Acceptance in respect of the Series D Notes (the “Confirmation of Acceptance”), duly executed and delivered by the Company and the Series D Purchasers, dated the date hereof and substantially in the form of Exhibit 2(e) to the Note Purchase Agreement; and

(e)the Company shall have paid all reasonable costs and expenses of the Noteholders relating to this Second Amendment, including, without limitation, the reasonable fees, costs and expenses of Akin Gump Strauss Hauer & Feld LLP, as counsel to the Noteholders, for which an invoice has been presented in reasonable detail at least one Business Day prior to the date of requested payment.

3.[Reserved].

4.Representations and Warranties.  Each Credit Party, by its signature below, represents and warrants to MetLife and each Noteholder that:

(a)all representations and warranties set forth in the Note Purchase Agreement, after giving effect to this Second Amendment, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or a “Material Adverse Effect” shall be true and correct in all respects) on the date hereof as if made again on and as of the date hereof (except those, if any, which by their terms specifically relate only to an earlier date);

(b)no Defaults or Events of Default have occurred and are continuing under the Note Purchase Agreement;

(c)the execution, delivery and performance of this Second Amendment has been duly authorized by all necessary action on the part of such Credit Party;

(d)this Second Amendment has been duly executed and delivered by such Credit Party;

(e)this Second Amendment constitutes a legal, valid and binding agreement of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f)each of the Note Purchase Agreement and the Subsidiary Guarantee Agreement is in full force and effect and remains a legal, valid and binding obligation of each Credit Party party thereto enforceable in accordance with the terms thereof except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(g)the execution, delivery and performance by such Credit Party of this Second Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Credit Party under, (A) the corporate charter or by-laws of such Credit Party, or (B) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which such Credit Party is bound or by which such Credit Party or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Credit Party, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Credit Party.

(h)Since December 31, 2019, no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

5.Confirmation and Reaffirmation of Note Purchase Agreement.  This Second Amendment is intended to be and shall be construed in connection with and as part of the Note Purchase Agreement and, except as modified and expressly amended and/or waived herein, all terms, conditions and covenants contained in the Note Purchase Agreement and Notes are hereby ratified and shall be and remain in full force and effect.

6.Confirmation and Reaffirmation of Subsidiary Guarantee Agreement.  Each Subsidiary Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Second Amendment and the transactions contemplated hereby, (b) affirms all of its obligations under the Subsidiary Guarantee Agreement, (c) acknowledges that such Subsidiary Guarantee Agreement continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement and the Notes, (d) agrees that the reference in the Subsidiary Guarantee Agreement (and the form of joinder thereto) to the Note Purchase Agreement providing for the issuance of Shelf Notes in an aggregate principal amount of up to $50,000,000 shall be deemed to refer to the issuance of Shelf Notes in an aggregate principal amount of up to $300,000,000 and any Shelf Notes issued under the Note Purchase Agreement (including the Series C Notes and the Series D Notes) shall constitute “Notes” under, and as defined in, the Subsidiary Guarantee Agreement, (e) agrees that this Second Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the Subsidiary Guarantee Agreement, and (f) acknowledges that its obligations under the Subsidiary Guarantee Agreement are not subject to any counterclaim, setoff, deduction or defense.

7.References to Note Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to the Second Amendment but nevertheless all such references shall include this Second Amendment unless the context requires otherwise.

8.Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and as set forth in Section 17.3 of the Note Purchase Agreement.

9.Governing Law.  This Second Amendment shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

10.Execution in Counterparts.  This Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  Delivery of an executed counterpart of this Second Amendment by telefacsimile or e-mail shall be equally as effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, all as of the day and year first above written.

IDEXX LABORATORIES, INC.

By:	/s/ Brian P. McKeon
Name:	Brian P. McKeon
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Second Amendment to Multicurrency Note Purchase and Private Shelf Agreement - Idexx]

METLIFE:

METLIFE INVESTMENT MANAGEMENT, LLC

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

NOTEHOLDERS:

METROPOLITAN LIFE INSURANCE COMPANY

by MetLife Investment Management, LLC, its Investment Manager

METLIFE REINSURANCE COMPANY OF BERMUDA, LTD.

by MetLife Investment Management, LLC, its Investment Manager

METLIFE INSURANCE K.K.

by MetLife Investment Management, LLC, its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

BRIGHTHOUSE LIFE INSURANCE COMPANY

by MetLife Investment Management, LLC, its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY

by MetLife Investment Management, LLC, its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF DELAWARE

by MetLife Investment Management, LLC, its Investment Manager

SYMETRA LIFE INSURANCE COMPANY

by MetLife Investment Management, LLC, Its Investment Manager

AXIS REINSURANCE COMPANY

by MetLife Investment Management, LLC, Its Investment Manager

ZURICH AMERICAN INSURANCE COMPANY

by MetLife Investment Management, LLC, Its Investment Manager

FARMERS NEW WORLD LIFE INSURANCE COMPANY

by MetLife Investment Management, LLC, Its Investment Manager

PENSION AND SAVINGS COMMITTEE, ON BEHALF

OF THE ZURICH AMERICAN INSURANCE COMPANY

MASTER RETIREMENT TRUST

by MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

UNION FIDELITY LIFE INSURANCE COMPANY

by MetLife Investment Management, LLC, its Investment Advisor

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

PENSIONSKASSE DES BUNDES PUBLICA

by MetLife Investment Management, LLC, its Investment Manager

By:	/s/ Ewan Macaulay
Name:	Ewan Macaulay
Title:	Authorized Signatory

[Second Amendment to Multicurrency Note Purchase and Private Shelf Agreement - Idexx]

Agreed and Acknowledged by the Subsidiary Guarantors:

IDEXX DISTRIBUTION, INC.

By:	/s/ Brian P. McKeon
Name:	Brian P. McKeon
Title:	Treasurer

IDEXX OPERATIONS, INC.

By:	/s/ Brian P. McKeon
Name:	Brian P. McKeon
Title:	Treasurer

OPTI MEDICAL SYSTEMS, INC.

By:	/s/ Brian P. McKeon
Name:	Brian P. McKeon
Title:	Treasurer

[Second Amendment to Multicurrency Note Purchase and Private Shelf Agreement - Idexx]

EXHIBIT A

TO SECOND AMENDMENT TO MULTICURRENCY NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Schedule 10.1

Existing Indebtedness

[Attached]